Exhibit 99.1

[Letterhead of Sigma-Aldrich]

From: David R. Harvey, Chairman, President and CEO	For questions, contact: Kirk A. Richter, Treasurer (314) 286-8004

FOR IMMEDIATE RELEASE

July 23, 2002

SIGMA-ALDRICH (NASDAQ: SIAL) Q2 SALES AND EPS FROM CONTINUING OPERATIONS INCREASE. 2002 EPS FORECAST BENEFITS FROM PROFIT IMPROVEMENT INITIATIVES AND CURRENCY RATES. ONE-TIME CHARGE TAKEN TO DISCONTINUE DIAGNOSTICS BUSINESS.

BASIS OF PRESENTATION:

All financial information presents separate results for the continuing Chemical business (Scientific Research, Biotechnology and Fine Chemicals) and discontinued Diagnostics business as a result of the Company's decision (announced on April 23, 2002) to exit the Diagnostics business. Income statements presenting continuing and discontinued operations for all quarters of 2001 and the first quarter of 2002 are presented on the last page in this release.

HIGHLIGHTS:

Continuing Operations:

  Reported and currency adjusted sales in the 2nd quarter increased 9.6 % and 8.3%, respectively, as the U.S. dollar weakened.
  Sales growth improved in Q2, driven by stronger Biotechnology and international sales.
  Diluted EPS (excluding goodwill amortization and a one-time charge for purchased in-process research and development in 2001) increased 7.4% to $.58 in the second quarter and 6.4% to $1.16 for the first six months. Currency reduced Q2 and YTD diluted EPS by $.02 and $.04, respectively.
  Sales growth rates and EPS for the remainder of 2002 are both expected to benefit from a weaker dollar.
  Currency adjusted sales growth in Q3 and Q4 is expected to improve over first half levels.
  Expected full year 2002 diluted EPS range raised slightly to $2.26 to $2.30.
Discontinued (Diagnostics) Operations:
  Smaller than expected net operating loss of $.03 per diluted share in Q2 brought YTD net operating loss to $.07.
  Recorded previously announced one-time net income charge of $63 million ($.85 per share) to reflect cost of discontinuance.
  Efforts to sell assets and transfer customer commitments to other vendors continue.

OVERALL RESULTS:

Continuing Operations:

Reported sales for the second quarter of 2002 for the Company's Scientific Research, Biotechnology and Fine Chemicals businesses increased 9.6%. For the first time in over three years the weaker U.S. dollar enhanced reported quarterly sales gains, resulting in a lower currency adjusted sales gain of 8.3%. Growth in our Scientific Research and Biotechnology businesses improved from first quarter 2002 levels, partially as a result of the timing of observed holidays. Reported year-to-date sales growth was 7.1%. Year-to-date, currency-adjusted sales increased 7.8%, as the negative impact of exchange rates in the first quarter exceeded the benefit realized in the current quarter. Overall, the Company has experienced only modest impacts from slowed growth in the worldwide economy.

Diluted net income per share for the second quarter (adjusting 2001 results to exclude goodwill amortization) rose 7.4% to $.58 in 2002 from $.54 in 2001. Year-to-date diluted net income per share (adjusting 2001 results to exclude goodwill amortization and a one-time charge for purchased in-process research and development) increased 6.4% to $1.16 in 2002 from $1.09 in 2001. Currency impacts masked even stronger performance in the Company's underlying operations by reducing otherwise reportable second quarter and year-to-date diluted per share earnings by $.02 and $.04, respectively.

Discontinued (Diagnostics) Operations:

Ongoing efforts to sell the assets of and discontinue the Diagnostics business resulted in the sale of the EIA product line to IVAX Diagnostics in June 2002 and the signing of a non-binding letter of intent to sell the coagulation product line to Trinity Biotech plc. These two product lines represented approximately 42% of Diagnostics sales in 2001(after reclassifying products that contributed $11 million in 2001 Diagnostics sales to the Company's Scientific Research unit). Efforts to sell other product lines continue. Activities to minimize costs while continuing to supply customers under contract -- including reassignment of Diagnostics employees to other parts of the Company -- reduced an expected $.05 second quarter diluted EPS operating loss to an actual quarterly loss of $.03 per diluted share, bringing year-to-date operating results to a loss of $.07 per diluted share. A previously announced one-time charge of $63 million ($.85 per share) was recorded in the second quarter of 2002. This one-time charge included reductions in the carrying value of applicable assets, including unamortized goodwill and other intangible assets of $21 million, to an expected realizable amount and the costs of staff reductions. The Company continues to expect that the discontinuance of this business will provide at least $20 million in after-tax cash.

NET INCOME ANALYSIS:

A summary of the Company's reported net income and diluted earnings per share for the three and six months ended June 30, 2002 and 2001 -- before and after currency impacts in 2002 and goodwill amortization and a one-time charge in 2001 -- as well as net income and diluted EPS for continuing and discontinued operations is as follows:

                                             Three Months Ended June 30,              Six Months Ended June 30,
                                              2002                2001                2002                2001
                                       ------------------- ------------------- ------------------- -------------------
                                                  Diluted             Diluted             Diluted             Diluted
                                          Net     Earnings    Net     Earnings    Net     Earnings    Net     Earnings
                                         Income      Per     Income      Per     Income      Per     Income      Per
                                       (millions)   Share  (millions)   Share  (millions)   Share  (millions)   Share
                                       ---------- -------- ---------- -------- ---------- -------- ---------- --------
Net income from continuing operations
before currency impact, goodwill
amortization and one-time charge         $ 44.3    $ 0.60    $ 41.5    $ 0.54    $ 88.3    $ 1.20    $ 82.8    $ 1.09

Currency impact                            (1.4)    (0.02)       --        --      (2.8)    (0.04)       --        --
                                         -------   -------   -------   -------   -------   -------   -------   -------
Net income from continuing operations
before goodwill amortization and one-
time charge                                42.9      0.58      41.5      0.54      85.5      1.16      82.8      1.09

Goodwill amortization                        --        --      (1.3)    (0.01)       --        --      (2.5)    (0.03)

One-time charge - purchased in-process
R&D                                          --        --        --        --        --        --      (0.8)    (0.01)
                                         -------   -------   -------   -------   -------   -------   -------   -------
Net income from continuing operations      42.9      0.58      40.2      0.53      85.5      1.16      79.5      1.05

Net loss from discontinued business        (2.2)    (0.03)     (3.2)    (0.04)     (5.1)    (0.07)     (5.9)    (0.08)

Net loss on disposition of
discontinued operations                   (63.0)    (0.85)       --        --     (63.0)    (0.85)       --        --
                                         -------   -------   -------   -------   -------   -------   -------   -------
Reported net income                      $(22.3)   $(0.30)   $ 37.0    $ 0.49    $ 17.4    $ 0.24    $ 73.6    $ 0.97
                                         =======   =======   =======   =======   =======   =======   =======   =======

RESULTS FOR CONTINUING OPERATIONS:

Reported sales increased 9.6% to $304.3 million for the second quarter and 7.1% to $605.9 million year-to-date. On a currency-adjusted basis, second quarter and year-to-date sales gains were 8.3% and 7.8%, respectively. Sales volumes for Scientific Research and Biotechnology rebounded from the impact of the holidays at the close of the first quarter of 2002 and overall year-to-date price gains improved to 3.1%. A summary of reported and currency-adjusted sales gains is as follows:

                                            Three Months Ended      Six Months Ended
                                              June 30, 2002           June 30, 2002
                                           --------------------    --------------------
                                                       Currency                Currency
                                           Reported    Adjusted    Reported    Adjusted
                                           --------    --------    --------    --------
                    Scientific Research        8.3%        7.0%        5.4%        6.2%
                    Biotechnology             13.5%       12.5%       10.1%       11.2%
                    Fine Chemicals             9.5%        7.8%        8.8%        9.0%
                        Total                  9.6%        8.3%        7.1%        7.8%

  Scientific Research sales gains (excluding currency impacts, but including product sales reclassified from Diagnostics for both 2001 and 2002) improved in international markets in the second quarter while growth in sales to U.S. customers was in line with first quarter levels.
  Biotechnology sales gains improved in the second quarter to exceed expectations. Percentage growth in key life science areas was in the mid to high teens, with sales of chromatography products providing modest growth in the quarter. Market opportunities, new product development efforts and enhanced sales activities all contributed to this improved growth.
  Customers continued to increase their ordering using the Company's web site. Electronic orders increased to 21% of our U.S. and 14% of our worldwide research sales.
  Fine Chemicals growth moderated in the last quarter as slower growth in sales to U.S. customers was partially offset by improved gains in international markets. Booked orders, including those from pharmaceutical customers, remained strong.
Pretax income from continuing operations was 20.4% and 20.5% of related sales for the second quarter and first six months of 2002, respectively. After adjusting prior year results for goodwill amortization and a one-time charge for purchased in-process research and development, the current pretax income level shows a modest improvement over the 20.3% achieved for the entire year of 2001. Results benefited from price gains, process improvement savings and the abatement of higher utility costs that had been experienced in the first half of 2001. These benefits were offset by new costs to operate our Life Science and High Technology Center, higher insurance and employee benefit costs and the reassignment of roughly 80 former Diagnostics employees to various open positions in the continuing business. Interest expense for the first half of 2002 declined by $0.9 million from that incurred in the first half of 2001 due to interest rate reductions and reduced short-term borrowing levels resulting from lower tax payments and capital expenditures in the second quarter.

OUTLOOK:

Reported sales gains from our continuing Scientific Research, Biotechnology and Fine Chemicals businesses are expected to benefit from both the weakening of the U.S. dollar and the ongoing implementation of our strategic plan initiatives throughout the balance of 2002. Overall currency-adjusted sales gains in the second half of 2002 are expected to improve from those achieved to date. Pricing should continue to benefit from special initiatives in 2002. New product additions, active promotion of existing and new products, an expected continuing growth of web-based sales, the recent distribution of a new Cell Signaling and Neuroscience catalog and the issuance of new Aldrich and Fluka/Riedel-de Haen catalogs in the upcoming months are expected to drive sales growth. Additional growth from acquisitions remains questionable for 2002, as seller's expectations remain unrealistic and we remain committed to our longer-term goal to grow profits in line with sales. Profit improvement initiatives and the weaker U.S. dollar are expected to enhance earnings and management is raising its expected EPS range from continuing operations slightly to $2.26 to $2.30 for 2002. As previously announced, operating our discontinued Diagnostics business as assets are held for sale is expected to continue to reduce otherwise reportable diluted earnings per share by as much as $.01 in both the third and fourth quarters of the year.

Commenting on first half results and the outlook for the remainder of 2002, Chairman and CEO David Harvey said "We are encouraged by our improved growth in the second quarter. While we've certainly heard concerns about slowdowns in some of our markets, we did not see a significant change in the first half of 2002. So, we expect to improve on first half growth levels in all of our businesses with continuing selling price increases, new catalogs and promotions."

OTHER INFORMATION:

Share Repurchase: No shares were repurchased during the second quarter. Cumulative repurchases remain at 29.7 million (out of an authorized repurchase of 35 million) shares, with an average purchase price of $32.12 per share. There were 73.4 million shares outstanding at June 30, 2002. The Company expects to resume share repurchases to acquire the remaining 5.3 million authorized shares, but timing and number of shares purchased, if any, will depend upon market conditions and other factors.

Working Capital, Capital Expenditures and Debt: Initiatives to manage working capital continued in the second quarter. Accounts receivable days outstanding increased by one day from the December 31, 2001 level to 61 days as improvements in domestic receivables were offset by the stronger growth in international sales and the currency impact on valuing international receivables. Inventory management programs in continuing operations reduced inventory by nearly $16 million from prior year-end levels, but was almost exactly offset by the impact of currency in valuing inventories. These initiatives together with $26 million less in capital expenditures significantly improved cash flow, enabling us to reduce total borrowings by $103.6 million in the first half of 2002 to $344.5 million. At June 30, 2002, short-term borrowings were $167.6 million at a weighted average interest rate of 2.2% and long-term debt was $176.9 million at a weighted average interest rate of 6.6%. The Company's return on equity improved to 17.5%. We remain committed to achieving a 20% return on equity by 2004.

Export matter: In April 1997, a wholly-owned subsidiary of the Company ("RBI") acquired the assets of Research Biochemicals Limited Partnership ("RBLP"), which engaged in the business of supplying research products for neuroscience discovery. The Company, RBI and an intermediate subsidiary have received charging letters from the U.S. Department of Commerce alleging that they had violated Export Administration Regulations as a result of exports by RBLP and/or RBI of certain toxins without requisite licenses between January 1995 and April 1998.  These shipments represented approximately $200,000 of revenues in total, the majority of which took place prior to the acquisition of the assets of RBLP. RBI has since applied for and received licenses for all subsequent shipments of such toxins. After attempting unsuccessfully to reach an acceptable settlement with the Department of Commerce, the Company submitted motions for summary judgment to an Administrative Law Judge, who heard arguments on the motions in June 2002 and is expected to rule on them by the end of August. If required, a trial on this matter is scheduled for October.

The total number of charges against the Company and its subsidiaries is 1,751.  If overlapping charges are eliminated, the total is 1,019.  The maximum possible penalty for all three entities is $10,780,000, assuming overlapping charges are eliminated.  While the charging letters do not specify the amount sought, the Department of Commerce demanded $3,760,000 to settle the case prior to the letters being sent.  The charging letters state that the Department may seek the maximum civil penalty allowed by law and, although believed unlikely, the denial of export privileges.

The Company believes there are substantial legal defenses to a number of the charges and expects that some of the charges will be dismissed and/or consolidated. Although the Company intends to defend its position vigorously, it is unable to predict the outcome of these motions or the ultimate resolution of this matter.  While the Company believes that an adverse determination on the civil penalties would not have a material adverse effect on its consolidated financial condition, it could have a material adverse effect on the Company's results of operations in a given quarter or year.

About Sigma-Aldrich: Sigma-Aldrich is a leading Life Science and High Technology company. Our biochemical and organic chemical products and kits are used in scientific and genomic research, biotechnology, pharmaceutical development, the diagnosis of disease and chemical manufacturing. We have customers in life science companies, university and government institutions, hospitals and in industry. Sigma-Aldrich operates in 34 countries and has 6,300 employees providing excellent service worldwide. We are committed to the success of our Customers, Employees and Shareholders through leadership in Life Science, High Technology and Service.

Cautionary Statement: This release contains forward-looking statements relating to future performance, goals, strategic actions and initiatives and similar intentions and beliefs, including without limitation the "Highlights", "Overall Results-Discontinued (Diagnostics) Operations", "Outlook" and "Other Information-Export Matter" sections contained above and other statements regarding the Company's expectations, goals, beliefs, intentions and the like regarding future sales, earnings, return on equity, the discontinuance of its Diagnostics business, including the effect on sales and earnings from running the discontinued business as assets are held for sale and possible cash proceeds from the discontinuance, and other matters. These statements involve assumptions regarding Company operations, investments and acquisitions, conditions in the markets the Company serves and the sale of assets and actions related to the discontinuance of its Diagnostics business. Although the Company believes its expectations are based on reasonable assumptions, such statements are subject to risks and uncertainties, including, among others, certain economic, political and technological factors. Actual results could differ materially from those stated or implied in this news release, due to, but not limited to, such factors as changes in pricing and the competitive environment, other changes in the business environment in which the Company operates, changes in research funding, uncertainties surrounding government healthcare reform, government regulations applicable to the business including, without limitation, export controls, the impact of fluctuations in interest rates and foreign currency exchange rates, the effectiveness of the Company's further implementation of its global software systems, expectations for the discontinuance of the Diagnostics business, including the ability to supply customers while assets are held for sale and the ability to retain customers, suppliers and employees and the outcome of the export matter described in "Other Information" above. The Company does not undertake any obligation to update these forward-looking statements.

For more information about Sigma-Aldrich, please visit our award-winning web site at www.sigma-aldrich.com.

                                              SIGMA-ALDRICH CORPORATION
                                     Consolidated Statements of Income (Unaudited)
                                        (in thousands except per share amounts)

                                                              Three Months                   Six Months
                                                             Ended June 30,                Ended June 30,
                                                        ------------------------      ------------------------
                                                            2002         2001             2002         2001
                                                        -----------  -----------      -----------  -----------
Net sales                                                $ 304,288    $ 277,532        $ 605,893    $ 565,958
    Cost of products sold                                  148,516      131,174          295,369      268,150
                                                        -----------  -----------      -----------  -----------
Gross profit                                               155,772      146,358          310,524      297,808
    Selling, general and administrative expenses            79,598       74,348          158,210      153,776
    Research and development expenses                       10,323        9,825           20,581       19,009
    Purchased in-process research and development                -            -                -        1,200
    Interest, net                                            3,698        3,971            7,761        8,645
                                                        -----------  -----------      -----------  -----------
Income from continuing operations before income taxes       62,153       58,214          123,972      115,178
    Provision for income taxes                              19,266       18,046           38,430       35,627
                                                        -----------  -----------      -----------  -----------
Net income from continuing operations                       42,887       40,168           85,542       79,551
Discontinued operations:
    Net loss from operations of discontinued
     business, net of taxes                                 (2,171)      (3,121)          (5,091)      (5,861)
    Net loss on disposition of discontinued
     operations, net of taxes                              (63,000)           -          (63,000)           -
                                                        -----------  -----------      -----------  -----------
Net income (loss)                                        $ (22,284)   $  37,047        $  17,451    $  73,690
                                                        ===========  ===========      ===========  ===========

Supplemental net income information
    Net income from continuing operations                $  42,887    $  40,168        $  85,542    $  79,551
    Add back: goodwill amortization, net of taxes                -        1,343                -        2,492
                                                        -----------  -----------      -----------  -----------

    Adjusted net income from continuing operations       $  42,887    $  41,511        $  85,542    $  82,043
                                                        ===========  ===========      ===========  ===========

Weighted average shares outstanding - Basic                 73,253       75,342           73,135       75,425
                                                        ===========  ===========      ===========  ===========
Weighted average shares outstanding - Diluted               73,941       76,095           73,753       76,098
                                                        ===========  ===========      ===========  ===========

Net income per share - Basic
    Net income from continuing operations                $    0.59    $    0.53        $    1.17    $    1.06
    Net loss from operations of discontinued
     business, net of taxes                                  (0.03)       (0.04)           (0.07)       (0.08)
    Net loss on disposition of discontinued
     operations, net of taxes                                (0.86)           -            (0.86)           -
                                                        -----------  -----------      -----------  -----------
    Net income (loss)                                    $   (0.30)   $    0.49        $    0.24    $    0.98
                                                        ===========  ===========      ===========  ===========

Net income per share - Diluted
    Net income from continuing operations                $    0.58    $    0.53        $    1.16    $    1.05
    Net loss from operations of discontinued
     business, net of taxes                                  (0.03)       (0.04)           (0.07)       (0.08)
    Net loss on disposition of discontinued
     operations, net of taxes                                (0.85)           -            (0.85)           -
                                                        -----------  -----------      -----------  -----------
    Net income (loss)                                    $   (0.30)   $    0.49        $    0.24    $    0.97
                                                        ===========  ===========      ===========  ===========

Supplemental net income per share - Diluted
    Net income from continuing operations                $    0.58    $    0.53        $    1.16    $    1.05
    Add back: goodwill amortization, net of taxes                -         0.01                -         0.03
                                                        -----------  -----------      -----------  -----------
    Adjusted net income from continuing operations       $    0.58    $    0.54        $    1.16    $    1.08
                                                        ===========  ===========      ===========  ===========

                                              SIGMA-ALDRICH CORPORATION
                                   Condensed Consolidated Balance Sheets (Unaudited)
                                                   (in thousands)

                                    June 30,     December 31,                              June 30,    December 31,
                                      2002           2001                                    2002          2001
                                  ------------   ------------                            ------------   ------------
ASSETS                                                          LIABILITIES AND
                                                                STOCKHOLDERS' EQUITY
Cash and cash equivalents         $    52,425    $    37,637    Short-term debt          $   167,654    $   270,382
Accounts receivable, net              214,861        181,450    Accounts payable              61,044         59,509
Inventories                           427,419        427,094    Accrued expenses              64,738         54,281
Other current assets                   31,483         35,231    Accrued income taxes           3,585         13,391
                                                                Current liabilities of
Current assets held for sale            6,598         45,899    discontinued operations       18,972              -
                                  ------------   ------------                            ------------   ------------
Total current assets                  732,786        727,311    Total current liabilities    315,993        397,563

Property, plant and equipment, net    534,078        531,391    Long-term debt               176,870        177,700
Other assets                          145,862        140,844    Noncurrent liabilities        57,323         54,824
Noncurrent assets held for sale             -         40,256    Stockholders' equity         862,540        809,715
                                  ------------   ------------                            ------------   ------------
                                                                Total liabilities
Total assets                      $ 1,412,726    $ 1,439,802    and equity               $ 1,412,726    $ 1,439,802
                                  ============   ============                            ============   ============

                               Condensed Consolidated Statements of Cash Flows (Unaudited)
                                                   (in thousands)

                                                                       Six Months Ended June 30,
                                                                      ----------------------------
                                                                         2002             2001
                                                                      -----------      -----------
Cash flows from operating activities:
    Net income                                                        $   17,451       $   73,690
    Adjustments:
        Net loss from operations of discontinued business                  5,091            5,861
        Net loss on disposition of discontinued operations                63,000                -
        Depreciation and amortization                                     32,940           33,681
        Purchased in-process research and development                          -            1,200
        Net changes in assets and liabilities                             45,807          (54,732)
                                                                      -----------      -----------
            Net cash provided by opearating activities of
             continuing operations                                       164,289           59,700
            Net cash (used in) operating activities of
             discontinued operations                                      (4,153)          (3,672)
                                                                      -----------      -----------
            Net cash provided by operating activities                    160,136           56,028
                                                                      -----------      -----------

Cash flows from investing activities:
    Net property additions                                               (28,943)         (53,967)
    Acquisitions                                                               -          (37,574)
    Proceeds from disposition of discontinued operations                   2,259                -
    Other                                                                   (952)          (6,906)
                                                                      -----------      -----------
            Net cash (used in) investing activities of
             continuing operations                                       (27,636)         (98,447)
            Net cash (used in) investing activities of
             discontinued operations                                      (2,286)          (2,196)
                                                                      -----------      -----------
            Net cash (used in) investing activities                      (29,922)        (100,643)
                                                                      -----------      -----------

Cash flows from financing activities:
    Net (repayment) borrowings of debt                                  (104,592)         128,873
    Payment of dividends                                                 (12,440)         (12,453)
    Treasury stock purchases                                              (3,129)         (92,171)
    Exercise of stock options                                             13,075           20,769
                                                                      -----------      -----------
            Net cash (used in) provided by financing
             activities                                                 (107,086)          45,018
                                                                      -----------      -----------

Effect of exchange rate changes on cash                                   (8,340)           6,370
                                                                      -----------      -----------
Net change in cash and cash equivalents                                   14,788            6,773
Cash and cash equivalents at January 1                                    37,637           31,058
                                                                      -----------      -----------
Cash and cash equivalents at June 30                                  $   52,425       $   37,831
                                                                      ===========      ===========

                                              SIGMA-ALDRICH CORPORATION
                         Supplemental Financial Information - Continuing Operations (Unaudited)
                                                   (in thousands)

                                                              Three Months                   Six Months
                                                             Ended June 30,                Ended June 30,
                                                        ------------------------      ------------------------
Business Unit Sales                                        2002         2001             2002         2001
                                                        -----------  -----------      -----------  -----------

    Scientific Research                                  $ 179,989    $ 166,178        $ 357,427    $ 339,016
    Biotechnology                                           67,165       59,195          133,009      120,849
    Fine Chemicals                                          57,134       52,159          115,457      106,093
                                                        -----------  -----------      -----------  -----------
        Total                                            $ 304,288    $ 277,532        $ 605,893    $ 565,958
                                                        ===========  ===========      ===========  ===========

Research and Development                                  Amount     % of Sales
                                                        -----------  -----------

    First Quarter 2001                                   $   9,184          3.2%
    Second Quarter 2001                                      9,825          3.5%
    Third Quarter 2001                                       9,263          3.4%
    Fourth Quarter 2001                                      9,650          3.5%
    First Quarter 2002                                      10,258          3.4%
    Second Quarter 2002                                     10,323          3.4%

                                                              Six Months
                                                             Ended June 30,
                                                        ------------------------
Selected Financial Information                             2002         2001
                                                        -----------  -----------

    Property, plant and equipment addtions,  net         $  28,943    $  53,967
    Share repurchase                                         3,129       92,171

                                     Supplemental Financial Information (Unaudited)
                                        (in thousands except per share amounts)

                                                                                                    Twelve       Three
                                                                                                    Months       Months
                                                           Three Months Ended 2001                Ended 2001   Ended 2002
                                             --------------------------------------------------   -----------  -----------
                                              March 31      June 30   September 30  December 31   December 31   March 31
                                             -----------  -----------  -----------  -----------   -----------  -----------
Net sales                                     $ 288,426    $ 277,532    $ 272,816    $ 275,714    $1,114,488    $ 301,605
    Cost of products sold                       136,976      131,174      134,396      129,720       532,266      146,853
                                             -----------  -----------  -----------  -----------   -----------  -----------
Gross profit                                    151,450      146,358      138,420      145,994       582,222      154,752
    Selling, general and administrative
     expenses                                    79,428       74,348       73,094       80,571       307,441       78,612
    Research and development expenses             9,184        9,825        9,263        9,650        37,922       10,258
    Purchased in-process research and
     development                                  1,200            -            -            -         1,200            -
    Interest, net                                 4,674        3,971        4,598        3,299        16,542        4,063
                                             -----------  -----------  -----------  -----------   -----------  -----------
Income from continuing operations
 before income taxes                             56,964       58,214       51,465       52,474       219,117       61,819
    Provision for income taxes                   17,581       18,046       14,454       16,266        66,348       19,164
                                             -----------  -----------  -----------  -----------   -----------  -----------
Net income from continuing operations            39,383       40,168       37,011       36,208       152,769       42,655
Discontinued operations:
    Net loss from operations of
     discontinued business, net of taxes         (2,740)      (3,121)      (3,228)      (2,975)      (12,064)      (2,920)
    Net loss on disposition of
     discontinued operations, net of taxes            -            -      (63,000)           -             -            -
                                             -----------  -----------  -----------  -----------   -----------  -----------
Net income (loss)                             $  36,643    $  37,047    $  33,783    $  33,233     $ 140,705    $  39,735
                                             ===========  ===========  ===========  ===========   ===========  ===========

Supplemental net income information
    Net income from continuing operations     $  39,383    $  40,168    $  37,011    $  36,208     $ 152,769    $  42,655
    Add back: goodwill amortization, net
     of taxes                                     1,149        1,343        1,286        1,291         5,070            -
                                             -----------  -----------  -----------  -----------   -----------  -----------
    Adjusted net income from continuing
     operations                               $  40,532    $  41,511    $  38,297    $  37,499     $ 157,839    $  42,655
                                             ===========  ===========  ===========  ===========   ===========  ===========

Weighted average shares
 outstanding  - Basic                            75,510       75,342       74,196       73,217        74,559       73,017
                                             ===========  ===========  ===========  ===========   ===========  ===========
Weighted average shares
 outstanding - Diluted                           76,134       76,095       74,826       73,771        75,175       73,604
                                             ===========  ===========  ===========  ===========   ===========  ===========

Net income per share - Basic
    Net income from continuing operations     $    0.53    $    0.53    $    0.50    $    0.49     $    2.05    $    0.58
    Net loss from operations of discontinued
     business, net of taxes                       (0.04)       (0.04)       (0.04)       (0.04)        (0.16)       (0.04)
                                             -----------  -----------  -----------  -----------   -----------  -----------
    Net income                                $    0.49    $    0.49    $    0.46    $    0.45          1.89         0.54
                                             ===========  ===========  ===========  ===========   ===========  ===========

Net income per share - Diluted
    Net income from continuing operations     $    0.52    $    0.53    $    0.49    $    0.49     $    2.03    $    0.58
    Net loss from operations of discontinued
     business, net of taxes                       (0.04)       (0.04)       (0.04)       (0.04)        (0.16)       (0.04)
                                             -----------  -----------  -----------  -----------   -----------  -----------
    Net income                                $    0.48    $    0.49    $    0.45    $    0.45          1.87         0.54
                                             ===========  ===========  ===========  ===========   ===========  ===========

Supplemental net income per share - Diluted
    Net income from continuing operations     $    0.52    $    0.53    $    0.49    $    0.49     $    2.03    $    0.58
    Add back: goodwill amortization,
     net of taxes                                  0.01         0.01         0.01         0.01          0.07            -
                                             -----------  -----------  -----------  -----------   -----------  -----------
    Adjusted net income from continuing
     operations                               $    0.53    $    0.54    $    0.50    $    0.50     $    2.10    $    0.58
                                             ===========  ===========  ===========  ===========   ===========  ===========